EXHIBIT 99.1
FOR FURTHER INFORMATION CONTACT:
Stericycle Investor Relations 847-607-2012

Stericycle Divests Its Global Product Recall Business

BANNOCKBURN, Ill., December 2, 2020 -- Stericycle, Inc. (Nasdaq: SRCL) today announced that it has completed the divestiture of its global product recall business (Expert Solutions) to Sedgwick. Stericycle intends to use the net proceeds from the divestiture to pay down outstanding debt.
“The sale of Expert Solutions demonstrates our continued commitment to deliver on our key business priorities,” said Cindy J. Miller, Chief Executive Officer of Stericycle. “By streamlining Stericycle to its core businesses, we are able to focus greater attention on driving quality of revenue initiatives and improving sustainable operational efficiencies throughout our business.”
“I would like to thank our team members transitioning to Sedgwick. We are confident that Sedgwick will ensure continued quality of service for customers,” Miller added.
The divested business includes approximately 315 team members and seven facilities in the United States, United Kingdom and Canada.
BofA Securities acted as the financial advisor to Stericycle with respect to the transaction to divest the global product recall business and Polsinelli acted as legal advisor.

ABOUT STERICYCLE
Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protects people, promotes health and safeguards the environment.  Stericycle serves customers in the U.S. and 17 countries with solutions for regulated waste and compliance solutions, secure information destruction, and patient engagement.  For more information about Stericycle, please visit www.stericycle.com.

SAFE HARBOR STATEMENT
This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  When we use words such as “believes,” “expects,” “anticipates,” “estimates,” “may,” “plan,” “will,” “goal” or similar expressions, we are making forward-looking statements.  Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements.  Factors that could cause such differences include, among others, our proposed private offering of the Notes and the related guarantees and our use of the proceeds from such offering, developments in the COVID-19 pandemic and the resulting impact on the results of operations, precautions we have taken to safeguard the health and safety of our employees which may make certain of our business processes less efficient, measures taken by governmental authorities to prevent the spread of the COVID-19 virus which could disrupt our supply chain, result in disruptions in transportation services and restrictions on the ability of our employees to travel, result in temporary closure of our facilities or the facilities of our customers and suppliers, affect the volume of paper processed by our secure information destruction business and the revenue generated from the sale of sorted office paper (“SOP”), disruptions in our relationships with our employees as a result of certain cost-saving measures, an economic slowdown in the U.S. and other countries resulting from the outbreak of the COVID-19 virus, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, the volume and size of any recall events, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our enterprise resource planning (ERP) system, charges related to portfolio rationalization or the failure of divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S.  Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to existing or future material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent Quarterly Reports on Forms 10-Q.  As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends.  We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.